Exhibit 99.1

Premier Power Reports Record Q4 2010 revenues of $46.0 Million

•	Record revenues of $46.1 Million in Q4 and record full year 2010 revenues of $86.8 Million

•	European operations report revenues of $35.9 Million in Q4 and $70.4 Million for full year 2010

•	Non-GAAP operating income of $2.2 Million in Q4 2010

•	2011 financial outlook

EL DORADO HILLS, Calif.-- (BUSINESS WIRE) -- Premier Power Renewable Energy, Inc. (OTCBB:PPRW), a global leader in the development, design, engineering, and construction of solar power systems for commercial, government, and utility markets today announced results for its fourth quarter and full year ended December 31, 2010.

Revenue for the fourth quarter of 2010 increased 196% to $46.1 million, up $30.5 million from $15.6 million achieved in the same period last year, and $17.8 million, or 63%, higher than revenues achieved in the third quarter of 2010.  For the full year ended December 31, 2010, revenue increased 182% to $86.8 million from $30.7 million in the same period in 2009.

Fourth quarter revenues were driven by strong performance from the company’s Italian segment, which posted revenue of $24.5 million, which included approximately $11 million from the recognition of the sale of two 1mW solar power plants in Southern Italy.  For the full year 2010, the Italian segment recorded revenue of $31.8 million up $21.0 million from the same period in 2009.

Our Other European segment recorded its second highest quarter in segment history by posting revenue for the fourth quarter of $11.4 million, up $10.4 million as compared to the same period in 2009.   For the full year 2010, the Other European segment recorded revenue of $38.6 million, up $32.7 million from the same period in 2009.  Revenue from our Other European segment was largely driven by our DVAC efforts in Eastern Europe and Spain.

North American segment recorded revenue of $10.2 million in the fourth quarter, up $6.1 million as compared to the same period in 2009.  For the full year 2010, the North American segment recorded revenue of $16.4 million up $2.4 million from the same period in 2009.  This growth was largely driven by the expansion of our commercial projects offset by the reduction in volume in our residential installations.

“We are particularly proud that our revenue for 2010 exceeded our revenue guidance and that the growth and global reach of the company is expanding,” said Dean Marks, chairman and chief executive officer of Premier Power.  “As the need for solar power solutions with a strong financial return continues to grow globally, we have continued to evolve as a business and find ways to grow with limitations in available capital.”

Non-GAAP operating income, excluding share-based compensation and amortization of intangibles, increased to $2.2 million for the fourth quarter of 2010 from a Non-GAAP operating loss, excluding share-based compensation and amortization of intangibles, of $100 thousand for the comparable period in 2009.  For the full year 2010 Non-GAAP operating loss, excluding share-based compensation and amortization of intangibles, decreased to $2.8 million from $3.5 million for the comparable period in 2009.

“In 2010 the strategic plan called for obtaining global scale to the business and we believe we succeeded in reaching our goals,” said Frank J. Sansone, chief financial officer of Premier Power.

2011 Financial Outlook:

The company is initiating its guidance for the year ended December 31, 2011, as follows:

•	Revenues are expected to be in the range of $100 million to $120 million, representing year-over-year growth of approximately 15% - 38%.

Raising capital remains an important component to Premier Power meeting its 2011 financial outlook as we continue to focus our efforts in the North American and emerging solar markets.

About Premier Power

Premier Power Renewable Energy, Inc. is a leading global provider of large and small-scale solar power systems, delivering unmatched experience to commercial, governmental and residential customers. Premier Power designs, engineers and integrates the solar industry's leading products. Premier Power's technologies and services have enabled its customers to maximize clean energy output along with project savings. Today, Premier Power designs and deploys the most innovative solar electric systems through market-leading innovation and exceptional customer service. Premier Power is headquartered in El Dorado Hills, CA and has common stock quoted on the OTC Bulletin Board under the symbol PPRW.OB. Additional information is available at the Company's website at www.premierpower.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations.

There can be no assurance that demand for the company's products will continue at current or greater levels, or that the company will continue to grow revenues, or be profitable.

There are also risks that the company's pursuit of providing solar solutions globally might not be successful, or that if successful, it will not materially enhance the company's financial performance; that the company could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact the company's relationship with its customers; and that delays in projects, competitive pressures or technical difficulties could impact timely delivery of revenues and projects; and other risks and uncertainties that are described from time to time in Premier Power’s periodic reports and registration statements filed with the Securities and Exchange Commission.

The company specifically disclaims any responsibility for updating these forward-looking statements.

Contact
Investor Relations
(916) 939-0400
ir @premierpower.com

PREMIER POWER RENEWABLE ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED
(in thousands, except per share data)

	For the Quarter Ended		For the Year Ended
	December 31,		December 31,
	2010	2009	2010	2009

Revenues	$46,073	$15,558	$86,787	$30,750
Cost of revenues	(40,950)	(13,390)	(79,665)	(26,292)
Gross margin	5,123	2,168	7,122	4,458

Operating expenses:
Selling and marketing	1,661	937	4,609	2,910
General and administrative	1,686	1,563	6,532	5,808
Total operating expenses	3,347	2,500	11,141	8,718

Operating income (loss)	1,776	(332)	(4,019)	(4,260)

Other income (expense):
Interest expense	(611)	(51)	(724)	(89)
Other income (expense)	(3)	23	(45)	23
Change in fair value of contingent consideration liability	429	4,301	6,253	4,301
Change in fair value of financial warrants	-	1	-	2,184
Interest income	21	13	26	44
Total other income (expense), net	(164)	4,287	5,510	6,463

Income before income taxes	1,612	3,955	1,491	2,203

Income tax (expense ) benefit	(883)	234	(2,028)	1,452

Net income (loss)	729	4,189	(537)	3,655

Less: Net income attributable to noncontrolling interest	-	(94)	-	(85)

Net income (loss) attributable to PPRE, Inc.	$729	$4,095	$(537)	$3,570

Income (Loss) Per Share:

Basic	$0.03	$0.16	$(0.02)	$0.14
Diluted	$0.02	$0.12	$(0.02)	$0.11

Weighted Average Shares Outstanding:

Basic	26,602	26,050	26,592	26,050
Diluted	33,561	35,362	26,592	31,273

	For the Quarter Ended		For the Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Supplemental Financial Data
Non-GAAP operating income (loss) excluding share-based compensation
expense and amortization of intangibles	$2,189	$(113)	$(2,784)	$(3,455)

Calculation of non-GAAP operating income (loss)
GAAP operating income (loss)	$1,776	$(332)	$(4,019)	$(4,260)

Add:
Share-based compensation expense	392	175	1,084	624
Amortization of intangibles	21	44	151	181

Non-GAAP operating income (loss) excluding share-based compensation
expense and amortization of intangibles	$2,189	$(113)	$(2,784)	$(3,455)

Detail of Share-based Compensation Expense
Cost of revenues	$35	$39	$167	$146
Selling and marketing	163	32	345	120
General and administrative	194	104	572	358
	$392	$175	$1,084	$624

Notes to Unaudited Consolidated Statements of Operations:

This press release and its attachments include the non-GAAP financial measures of operating income (loss) excluding share-based compensation expense and amortization of intangibles. We use this non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe limitations specific to such non-GAAP financial measure below.

Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. This non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, operating income (loss) calclalted in accordance with GAAP.

Non-GAAP operating income (loss) is defined as follows: GAAP operating income (loss) excluding share-based compensation expense and amortization of intangibles. Share-based compensation expense is recorded in accordance with the FASB Accounting Standards Codification (ASC 718) Compensation – Stock Compensation (formerly Statement of Financial Accounting Standard No. 123R, “Share-Based Payment”) for equity awards to employees and directors. Management and the Board of Directors believe it is useful to review the supplemental non-GAAP financial measures, which excludes expenses related to share-based compensation and amortization of intangibles in evaluating the Company, its management team and business unit performance during a particular time period. Share-based compensation expense and amortization of intangibles are not the responsibility of operating managers and generally cannot be changed or influenced by management.

Additionally, we believe it is useful in measuring the Company’s performance to exclude expenses related to share-based compensation expense and amortization of intangibles because it facilitates comparability with prior period information.

Accordingly, management and the Board of Directors do not consider these excluded costs for purposes of evaluating the performance of the business, and they exclude such costs when evaluating the performance of the Company, its business units and its management teams and when making decisions to allocate resources among the Company's business units.

PREMIER POWER RENEWABLE ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2010 AND 2009
UNAUDITED
(in thousands, except share data)

	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$3,390	$3,792
Accounts receivable, net of allowance for doubtful accounts of	14,365	7,676
Inventory	15,371	1,824
Prepaid expenses and other current assets	1,486	432
Costs and estimated earnings in excess of billings on uncompleted contracts	1,108	13,674
Other receivables	226	175
Deferred tax assets	258	473
Total current assets	36,204	28,046

Property and equipment, net	463	615
Intangible assets, net	812	970
Goodwill	11,368	12,254
Deferred tax assets	-	1,295
Total assets	$48,847	$43,180

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	17,191	18,347
Accrued liabilities	4,279	2,043
Billings in excess of costs and estimated earnings on uncompleted contracts	13,200	374
Taxes payable	527	293
Customer deposits	159	-
Borrowings, current	358	1,692
Total current liabilities	35,714	22,749

Borrowings, non-current	219	548
Contingent consideration liability	1,472	7,725
Total liabilities	37,405	31,022

Shareholders' equity:
Series A convertible preferred stock, par value $.0001 per share: 5,000,000 shares designated; 20,000,000 shares of preferred stock authorized; 3,500,000 shares
issued and outstanding at December 31, 2010 and 2009	-	-
Series B convertible preferred stock, par value $.0001 per share: 2,800,000 shares designated; 20,000,000 shares of preferred stock authorized; 2,800,000 shares
issued and outstanding at December 31, 2010 and 2009	-	-
Common stock, par value $.0001 per share; 500,000,000 shares authorized;
29,099,750 and 29,050,250 shares issued and outstanding at
December 31, 2010 and 2009, respectively	3	3
Additional paid-in-capital	18,906	17,822
Accumulated deficit	(5,922)	(5,385)
Accumulated other comprehensive loss	(1,545)	(282)
Total shareholders' equity	11,442	12,158
Total liabilities and shareholders' equity	$48,847	$43,180

PREMIER POWER RENEWABLE ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009
(in thousands)

	For the Year Ended
	December 31,
	2010	2009
Cash flows from operating activities:
Net (loss) income attributable to PPRE	$(537)	$3,570
Net incomes attirbutable to noncontrolling interest	-	85
Net (loss) income	(537)	3,655
Adjustments to reconcile net (loss) income to net cash
provided by (used in) operating activities:
Gain on sale of special purpose entities	-	(23)
Share-based compensation	1,084	624
Depreciation and amortization	324	345
Change in fair value of contingent consideration liability	(6,253)	(4,301)
Change in fair value of warrant liability	-	(2,184)
Deferred taxes	1,252	(1,857)
Changes in operating assets and liabilities:
Accounts receivable	(7,151)	(2,608)
Inventory	(13,634)	(119)
Prepaid expenses and other current assets	(1,192)	(175)
Costs and estimated earnings in excess of billings
on uncompleted contracts	11,622	(13,563)
Other receivables	122	(78)
Taxes receivable	(57)	-
Accounts payable	(13)	14,436
Accrued liabilities	2,218	623
Billings in excess of costs and estimated earnings
on uncompleted contracts	12,842	(833)
Taxes payable	573	(164)
Customer deposits	160	-
Net cash provided by (used in) operating activities	1,360	(6,222)
Cash flows from investing activities:
Acquisition of property and equipment	(42)	(265)
Net cash paid for Rupinvest acquisition	-	(2)
Net cash used in investing activities	(42)	(267)
Cash flows from financing activities:
Principal payments on borrowings	(364)	(306)
Sale of noncontrolling interest	-	176
Purchase of noncontrolling interest	-	(176)
Net proceeds (payments) from line of credit	(1,445)	-
Proceeds from borrowings	200	2,391
Proceeds from issuance of preferred stock and warrants	-	3,000
Cost related to share registration	-	(570)
Net cash (used in) provided by financing activities	(1,609)	4,515
Effect of foreign currency	(111)	(5)
Decrease in cash and cash equivalents	(402)	(1,979)
Cash and cash equivalents at beginning of period	3,792	5,771
Cash and cash equivalents at end of period	$3,390	$3,792

Supplemental cash flow information:
Interest paid	$724	$72
Taxes paid	$559	$434